Exhibit 23

CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Amendment No. 1 on Form S-1 to Form S-3

Registration Statement Under The Securities Act of 1933 (no. 333-180317) of MVB Financial Corp. of our report dated March 15, 2013,relating to the consolidated financial statements of MVB Financial Corp. as of December 31, 2012 and 2011.

Wheeling,West Virginia

May 21, 2013

S. R. Snodgrass, A.C. • 980 National Road • Wheeling, West Virginia 26003-6400 • Phone: (304) 233-5030 • Facsimile: (304) 233-3062